METACRINE, INC.
4225 EXECUTIVE SQUARE, SUITE 600
SAN DIEGO, CA 92037

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on December 19, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MTCR2022SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on December 19, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. To approve the adoption of the Agreement and Plan of Merger, dated September 6, 2022, among Equillium, Inc., Metacrine, Inc., Equillium Acquisition Sub, Inc., Triumph Acquisition Sub, Inc., and Triumph Merger Sub, Inc., as amended on October 26, 2022, and as may be further amended from time to time; and	☐	☐	☐
2. To approve the adjournment from time to time of the Metacrine, Inc. virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000584169_1 R1.0.0.3

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Merger Proxy is available at www.proxyvote.com

METACRINE, INC.
Special Meeting of Stockholders
December 20, 2022
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Preston Klassen and Michael York, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of METACRINE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on December 20, 2022, virtually at: www.virtualshareholdermeeting.com/MTCR2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side